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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-57614) and related Prospectus of eBenX, Inc. for the registration of 2,354,960 shares of its common stock and the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements of eBenX, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota

July 31, 2001